UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, First Acceptance Corporation, or the Company, announced the appointment of Brent J. Gay (age 36) as Senior Vice President and Chief Financial Officer of the Company. Mr. Gay will assume his position with the Company effective July 22, 2013. Mr. Gay comes from Titan Insurance, a unit of Nationwide Insurance, where he was Chief Financial Officer since December 2011. Prior to that, he served Nationwide Insurance in various financial planning and analysis roles of increasing responsibility within Nationwide’s property and casualty operations. From 1999 to 2006, Mr. Gay held several financial leadership roles at General Motors Corporation in various divisions.

Mr. Gay’s annual salary will be $215,000, and he will be eligible to receive a bonus of up to 50% of his annual salary on terms commensurate with the other named executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation,
a Delaware corporation

Date: July 1, 2013	By:	/s/ JOSEPH S. BORBELY
Name: Joseph S. Borbely
Title: President

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